                                                                    Exhibit 99.1
Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings (Private) Limited, Temasek
Capital(Private) Limited and Seletar Investments Pte Ltd. The principal business address of each of the Reporting Persons is 60B Orchard Road, #06-18 Tower 2,
The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:             Temasek Holdings (Private) Limited
Date of Event Requiring Statement:        June 3, 2011
Issuer Name and Ticker or Trading Symbol: Avago Technologies Limited (AVGO)

Dated as of June 6, 2011

                                          TEMASEK HOLDINGS (PRIVATE) LIMITED

                                          By: /s/ Cheong Kok Tim
                                              ----------------------------------
                                          Name: Cheong Kok Tim
                                          Title: Authorised Signatory, Managing
                                          Director, Legal & Regulations of
                                          Temasek International Pte. Ltd.

                                          TEMASEK CAPITAL (PRIVATE) LIMITED

                                          By: /s/ Leong Wai Leng
                                              ----------------------------------
                                          Name: Leong Wai Leng
                                          Title: Director

                                          SELETAR INVESTMENTS PTE LTD.

                                          By: /s/ Syn Yi Ming
                                              ----------------------------------
                                          Name: Syn Yi Ming
                                          Title: Director